                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements 33-30200, 33-14257, 33-30090, 33-36521, 33-54313, 33-55545 and 33-56651 on
Form S-8 of our report with respect to FHP International Corporation's financial statements dated September 7, 1995 appearing in this Annual Report on Form 10-K of FHP International Corporation for the year ended June 30, 1995.



/s/ Deloitte & Touche LLP

Costa Mesa, California
September 27, 1995